Central Park Group Registered Funds

CODE OF ETHICS

A.	Legal Requirement.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any Director or officer of CPG Carlyle Commitments Master Fund, LLC, CPG Carlyle Commitments Fund, LLC, CPG Focused Access Fund, LLC, CPG Cooper Square International Equity, LLC, CPG Vintage Access Fund, LLC, CPG Vintage Access Fund II, LLC, CPG Vintage Access Fund III, LLC and CPG Vintage Access Fund IV, LLC (each a “Fund” and collectively, the "Funds"), or of Central Park Adviser, LLC, the Funds’ adviser (the "Adviser"), or Select Equity Group, L.P. (the “Sub-Adviser”), as sub-adviser, in the case of CPG Cooper Square International Equity, LLC, as well as other "affiliated persons" of the Funds, the Adviser or the Sub-Adviser, in connection with the purchase or sale by such person of a security "held or to be acquired" by the Funds:

(1)	To employ any device, scheme or artifice to defraud the Funds;
(2)	To make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;
(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
(4)	To engage in any manipulative practice with respect to the Funds.

A security is "held or to be acquired" by a Fund if within the most recent 15 days it (i) is or has been held by such Fund, or (ii) is being or has been considered by such Fund or the Adviser or Sub-Adviser for purchase by such Fund. A security "held or to be acquired" by a Fund also includes any option to purchase or sell, and any security convertible into or exchangeable for, a security described in the preceding sentence. A purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

B.	Funds Policy.

It is the policy of each of the Funds that no "access person"1 of such Funds or of the Adviser or Sub-Adviser shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

1       An "Access Person" of a Fund is each board member, officer or "Advisory Person" of such Fund (hereinafter, "Access Person"). An "Advisory Person" is any director, officer or employee of a Fund (or of a company in a control relationship with such Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by such Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship with such Fund who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of a security by such Fund.

C.	Procedures.

1.                              To provide the Funds with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed:

(a)	Advisory Persons are prohibited from engaging in any personal securities transaction involving the acquisition of direct or indirect "beneficial ownership"[2] in any securities in an initial public offering or a limited offering (i.e., an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 thereunder), without obtaining the prior written approval of the applicable Fund’s principal executive officer or principal financial officer. In considering whether to approve any such acquisition, such officer shall consider, among other factors, whether the investment opportunity should be reserved for such Fund and its unitholders, and whether the opportunity is being offered to an individual by virtue of his or her position with such Fund. Any Advisory Persons receiving approval from a Fund’s principal executive officer or principal financial officer to acquire securities in an initial public offering or a limited offering must disclose that investment when they participate in such Fund’s subsequent consideration of an investment in such issuer and any decision by such Fund to invest in such issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

(b)	Access Persons who obtain information concerning recommendations made to a Fund with regard to the purchase or sale of a security are prohibited from engaging in any personal securities transaction on a day such Fund has a pending "buy" or "sell" order involving the same security until such Fund’s order is executed or withdrawn.

2        "Beneficial ownership" of a security is determined in the same manner as it would be for purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities. Generally, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain from such securities benefits substantially equivalent to those of ownership. You should also consider yourself the beneficial owner of securities if you can vest or revest title in yourself, now or in the future. Any report by an Access Person required under this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

(c)	Within 10 days of becoming an Access Person, all Access Persons (other than board members who are not "interested persons" (as defined in the 1940 Act) of a Fund) must submit to the applicable Fund’s Chief Compliance Officer a report in the form attached hereto as Exhibit A showing as of a date no more than 45 days before the date such person became an Access Person (1) all holdings in "reportable securities"[3] in which the person had any direct or indirect "beneficial ownership" and (2) the name of any broker, dealer or bank with whom the person maintains an investment account in which any securities are held for the direct or indirect benefit of such Access Person.(d) Each Access Person (other than board members who are not "interested persons" of a Fund) must submit to the applicable Chief Compliance Officer no later than 45 days after the end of each calendar year an annual report in the form attached hereto as Exhibit A, showing as of a date no more than 45 days before the report is submitted (1) all holdings in "reportable securities" in which the person had any direct or indirect "beneficial ownership" and (2) the name of any broker, dealer or bank with whom the person maintains an investment account in which any securities are held for the direct or indirect benefit of such Access Person.

(e)	Except as provided in paragraph (f) below, each Access Person must submit to the applicable Chief Compliance Officer no later than 30 days after the end of each calendar quarter a report in the form attached hereto as Exhibit B, showing all transactions in "reportable securities" during such quarter in which the person has, or by reason of such transaction acquires, any direct or indirect "beneficial ownership." Such reports need not show transactions over which such person had no direct or indirect influence or control or with respect to transactions pursuant to an Automatic Investment Plan.[4] An Access Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to such Access Person in the time period required above, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements.

(f)	Each board member who is not an "interested person” of a Fund shall not be required to submit the quarterly report required under subparagraph (e), unless during the quarter said board member engaged in a transaction in a "reportable security" when he or she knew or, in the ordinary course of fulfilling his other official duties as a Fund’s board member, should have known that during the 15-day period immediately before or after the date of the transaction, such Fund purchased or sold, or considered for purchase or sale, the security.

3        "Reportable Securities" means any instrument included within the definition of "security" under the 1940 Act, but does not include the following:

•	direct obligations of the United States Government;

•	bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements;

•	units of open-end funds.

4        "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(g)	When an investment account is established by an Access Person (other than board members who are not "interested persons" of the Funds) in which any securities were held during a calendar quarter for the direct or indirect benefit of the Access Person, such Access Person must send written notification (which includes email notification) of such fact to the applicable Chief Compliance Officer before engaging in any personal securities transactions through such investment account, but in any event within 30 days of the end of the calendar quarter in which the investment account was opened. Such report must include (i) the name of the broker, dealer or bank with whom such Access Person established the investment account, (ii) the date the investment account was established and (iii) the date the report was submitted by such Access Person.

(h)	All Access Persons are required to certify annually to the applicable Chief Compliance Officer that they have (i) read and understand this Code of Ethics and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this Code of Ethics and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics. A form of certification is annexed hereto as Appendix C.

(i)	Notwithstanding the foregoing, the reporting, pre-clearance and certification requirements of this Code of Ethics shall not apply to any officer, director or employee of a Fund who is subject to a code of ethics of the Adviser or the Sub-Adviser, or of any affiliated person of the Adviser or the Sub-Adviser, adopted and administered in accordance with Rule 17j-1.

2.                              The applicable Fund’s Chief Compliance Officer shall notify each Access Person who may be required to make reports pursuant to this Code that such person is subject to its reporting requirements and shall deliver a copy of this Code to each such person. Each such Access Person must read (and acknowledge that he or she has done so on the form annexed hereto as Appendix D) and must retain this Code.

3.                              The Chief Compliance Officer of each Fund shall:

(a)	review all reports required to be made by such Fund’s Access Persons pursuant to this Code;

(b)	maintain copies of the relevant code of ethics adopted by the Adviser and the Sub-Adviser and each Affiliated Person of the Adviser or the Sub-Adviser pursuant to Rule 17j-1, and the names of the persons who are required to report their securities transactions pursuant to such codes;

(c)	submit to such Fund’s Board at its regularly scheduled quarterly meeting a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code or the code of ethics adopted by the Adviser the Sub-Adviser or any Affiliated Person of the Adviser or the Sub-Adviser referred to above but failed to and (ii) any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code or the code of ethics adopted by the Adviser or the Sub-Adviser or any such Affiliated Person of the Adviser or the Sub-Adviser; and

(d)	promptly investigate any securities transaction listed pursuant to subparagraph (c)(ii) above and submit periodic status reports with respect to each such investigation to such Fund’s Board.

4.                              At least once a year, each Fund, the Adviser and the Sub-Adviser and each Affiliated Person of the Adviser and the Sub-Adviser referred to above each must provide such Fund’s Board with a written report that (i) describes issues that arose during the previous year under its respective code of ethics, including information about material code violations and sanctions imposed in response to these material violations, and (ii) certifies to such Fund’s Board that such Fund, Adviser, Sub-Adviser and such Affiliated Person, as the case may be, have adopted procedures reasonably necessary to prevent Access Persons from violating such Fund’s code of ethics. A copy of each report, required by this Section, must be preserved with such Fund’s records for the period required by Rule 17j-1.

5.                              Each Fund’s Board shall oversee the operation of this Code of Ethics and review with its Chief Compliance Officer, counsel to such Fund and, if appropriate, representatives of the Adviser, the Sub-Adviser and each Affiliated Person of the Adviser and Sub-Adviser referred to above, the reports provided to it pursuant to the immediately preceding paragraph and possible violations of this Code and the code of ethics adopted by the Adviser, the Sub-Adviser and such Affiliated Person in compliance with Rule 17j-1. The Board shall consider what sanctions, if any, should be imposed.

6.                              Before approving material changes to the code of ethics of the Adviser, the Sub-Adviser or any Affiliated Person of the Adviser or the Sub-Adviser, each Fund’s Board shall receive a certification from the Adviser, the Sub-Adviser or such Affiliated Person that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its code of ethics. Each Fund’s Board, including a majority of those board members who are not "interested persons" of such Fund, shall approve material changes to the Adviser's, Sub-Adviser’s and such Affiliate's, code of ethics no later than six months after adoption of such changes.

7.                              This Code, a copy of each report by an Access Person, a record of all persons, currently or within the past five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing these reports, a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Section C.1(a) of this Code of Ethics, a record of any Code of Ethics violation and any action taken as a result of the violation must be preserved with the applicable Fund’s records for the period required by Rule 17j-1.

Revised: October 26, 2020

APPENDIX A

SECURITIES HOLDINGS REPORT

I hereby certify that my investment accounts attached hereto, together with the investment accounts listed below, are all of the investment accounts in which I have a direct or indirect "beneficial ownership" interest.

Name in Which Account is Held	Institution	Type or Kind of Account

I further certify that the securities holdings reflected in the most recent monthly statements for all such investment accounts, copies of which have been directly furnished to the Chief Compliance Officer or are attached hereto, together with the securities holdings set forth below, completely and accurately represent all securities required to be disclosed by the Code of Ethics, including certificated securities held outside any investment account.

Issuer	Security Name and Type	CUSIP or Exchange Ticker (if available)	Number of Units or Principal Amount

Date Submitted	Signature

Please Print Your Name

PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN. IF MORE SPACE IS NEEDED, PLEASE ATTACH ADDITIONAL PAPER USING THE SAME FORMAT.

Note: This report shall not be construed as an admission by me that I have acquired any "beneficial ownership" interest in any securities listed above.

APPENDIX B

QUARTERLY TRANSACTION REPORT

For the Quarter ended __________________ 20___

The following is a record of every transaction in which I had, or by reason of which I acquired, a "beneficial ownership" interest in a Reportable Security during the Quarter, other than transactions which were previously reported on a duplicate account statement or confirmation and reported to the Chief Compliance Officer.

TransactionDate	Issuer and Security Title	CUSIP or Exchange Ticker (if applicable)	Buy/Sell/Other	Number of Shares or Principal Amount	Interest Rate and Maturity Date (if applicable)	Price Per Unit	Transacting Broker, Dealer or Bank

Date Submitted	Signature

Please Print Your Name

PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN. IF MORE SPACE IS NEEDED, PLEASE ATTACH ADDITIONAL PAPER USING THE SAME FORMAT.

Note: This report shall not be construed as an admission by me that I have acquired a "beneficial ownership" interest in any of the securities listed above.

APPENDIX C

ANNUAL CERTIFICATION OF COMPLIANCE

WITH THE CODE OF ETHICS

I certify that:

1.	I have read and understand the Code of Ethics and recognize that I am subject to its terms and conditions.

2.	During the past year, I have complied with the Code of Ethics' procedures.

3.	During the past year, I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics' procedures.

_________________________
Signature

Dated:_______________________	_________________________
Print Name

APPENDIX D

ACKNOWLEDGMENT

I certify that I have read and understand the Code of Ethics and recognize that I am subject to its terms and conditions. I have disclosed all personal securities transactions required to be disclosed or reported pursuant to the Code of Ethics' procedures and will continue to do so.

_______________________	_________________________
NAME	DATE